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                                                                    Exhibit 21.1

                           Hanover Compressor Company
                              List of Subsidiaries

1.   Aurora Barbados, SRL, a West Indies, Barbados corporation

2.   Belleli Energy, SrL, an Italian corporation and owned 20% by Hanover

3.   Burnett & Lewis Ltd. (Inactive), a United Kingdom corporation

4. Collicutt Hanover Services, Ltd., a Canadian corporation and owned 24.1% by Hanover Compression Limited Partnership

5. Collicutt-Hanover Compression Co., a Nova Scotia unlimited liability company

6. Contract Compression International Argentina, S.A. , an Argentine corporation

7.   Cosacol Ltda (Colombia Limitada), a Colombia Limitada and owned 59% by
     Hanover

8.   DR Argentina SA, an Argentine corporation

9.   DR Compression Services S.A., a Swiss corporation

10.  E I Venezuela Development Ltd., a Cayman Islands company

11. Energy Transfer Hanover Ventures, LP, a Delaware Limited Partnership, owned 98% by Hanover

12.  Gulf Coast Dismantling, Inc., a Texas corporation

13.  Hallmark Production Systems, Inc., a Texas corporation

14. Hampton Roads Shipping Investors II LLC, a Delaware limited liability company and owned 25% by Hanover

15.  Hanover Asia, Inc., a Delaware corporation

16.  Hanover Canada, Inc. (Inactive), a Canadian NRO

17.  Hanover Australia LLC, a Delaware limited liability company

18.  Hanover Cayman Limited, a Cayman Islands company

19. Hanover Compressed Natural Gas Services, LLC, a Delaware limited liability company

20. Hanover Compression Limited Partnership, a Delaware limited partnership, and in certain states doing business as:

          Hanover Compression General Holdings
          HCL Holdings




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          Hanover General Holdings
          Hanover Compressor Limited Holdings
          Hanover Maintech
          Hanover/Smith
          Hanover Acquisition
          Hanover Land
          Eureka Energy
          Hanover Applied Process Solutions
          T. H. Russell
          Hanover Russell
          CDI Holdings
          Compressor Dynamics
          Production Operators
          Hanover OEC Compression
          Ouachita Energy
          Hanover Energy Services
          RX Oil & Gas
          Prime Compression Services
          Unit Partners
          Victoria Compression Services
          Contract Engineering & Operating
          Southern Maintenance Services
          Transmission Systems
          TTV
          Prop
          HES
          Hanover South Texas Production
          Hanover - Power Machinery
          HC

21.  Hanover Compressor Capital Trust, a Delaware business trust

22. Hanover Compressor Colombia Ltd. (Inactive), a Colombian limitada and owned 51% by Hanover

23.  Hanover Compressor Colombia, Inc., a Delaware corporation

24.  Hanover Compressor Company Bolivia, Ltd.

25.  Hanover Compressor Holding Company NL BV

26. Hanover Compressor Mexico SRL (Inactive), a Mexican limited liability company

27.  Hanover Compressor Peru SAC, a Peruvian corporation

28.  Hanover Compressor Surcursal Mexico, a Mexican branch

29.  Hanover do Brazil, Ltda., a Brazilian limitada

30. Hanover/Enron Venezuela, Ltd., a Venezuelan branch of a Cayman Islands corporation


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31.  Hanover Ecuador L.L.C., a Delaware limited liability company

32.  Hanover General Energy Transfer, LLC, a Delaware limited liability company

33.  Hanover IDR, Inc., a Delaware corporation

34.  Hanover Limited Energy Transfer LLC, a Delaware limited liability company

35.  Hanover Malaysia SDN BHD, a Malaysian company and owned 60% by Hanover

36. Hanover Maloney Inc. f/k/a Maloney Industries Inc., an Alberta Canada corporation

37.  Hanover Measurement, LLC, a Delaware limited liability company

38.  Hanover Measurement Services Company, LP, a Delaware limited partnership

39.  Hanover SPE, L.L.C., a Delaware limited liability company

40.  Hanover Trade Corp., a West Indies Barbados corporation

41.  Hanover Trinidad LLC, a Delaware limited liability company

42.  Hanover/Cosacol Consortium, a Colombian consortium

43. Hanover/Enron Venezuela, Ltd., a Venezuelan branch of a Cayman Islands company

44.  HC Cayman LLC, a Delaware limited liability company

45.  HC Leasing, Inc., a Delaware corporation

46.  HCC Holdings, Inc., a Delaware corporation

47.  H.C.C. Compressor de Venezuela. C.A., a Venezuelan corporation

48.  HCL Colombia, Inc., a Delaware corporation

49.  Houston Flow Measurement, Inc., a Texas corporation

50.  KOG, Inc., a Texas corporation

51.  Maloney Industries (France) S.A., a French corporation

52.  Maloney Industries International Ltd., an Alberta Canada corporation

53.  Maloney Industries Limited, a United Kingdom holding company

54.  Maloney Industries (UK) Ltd., a United Kingdom corporation

55.  Mid Continent Measuring, Inc., an Oklahoma corporation

56.  PT Hanover Indonesia, an Indonesian company


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57.  POI Operating Company S. de R.L., a Mexican limited liability company

58.  POI Mexico Service Company S. de R.L., a Mexican limited liability company

59.  Power Machinery, Inc (fka PWRMI Acquisition, Inc), a Delaware corporation

60.  Production Operators Argentina S.A., an Argentine corporation

61.  Production Operators Venezuela C.A., a Venezuelan corporation

62.  Production Operators Cayman, Inc., a Cayman Islands corporation

63. Production Operators Cayman (El Furrial) Ltd., a Cayman Islands limited liability company

64.  Proyecto Gas Natural PGN, C.A, a Venezuelan corporation

65.  Servi Compressores, C.A, a Venezuelan corporation and owned 50% Hanover

66.  Servicios Tipsa, S.A., an Argentine corporation

67.  Southwest Industries Inc., a Delaware corporation

68.  Sunterra Energy Corporation, an Oklahoma corporation

69.  Talleres Petroleros de Colombia Ltda., a Colombian limitada

70.  Tubefabs Ltd. (inactive), a United Kingdom corporation

71.  Wells-Hall Manufacturing Ltd., an Alberta Canada corporation

72. WilPro Energy Services (PIGAP II) Limited, a Cayman Islands limited liability company

73. WilPro Energy Services (Guara) Limited, a Cayman Islands limited liability company


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